Exhibit 5.1

JVSPAC Acquisition Corp.	D +852 3656 6054 E nathan.powell@ogier.com
D +852 3656 6073 E rachel.huang@ogier.com

Reference: NMP/RYH/181753.00014

21 December 2023

Dear Sirs

JVSPAC Acquisition Corp. (Company Number: 2060649) (the Company)

1	Request for opinion

1.1	We have acted as counsel as to British Virgin Islands law to the Company in connection with the Company's registration statement on Form F-1, including all amendments, exhibits, or supplements to such form filed with the Securities and Exchange Commission (the SEC) under the United States Securities Act of 1933, as amended (the US Securities Act) (filing number 333-275176) (the Registration Statement), related to the offering and sale (the Offering) of (i) up to 5,750,000 units (including up to 750,000 additional units included in the over-allotment option granted to the Underwriters (as defined below) (each a Unit and together the Units) with each Unit consisting of one class A ordinary share in the Company (each a Class A Share and together the Class A Shares) and one right (each a Right and together the Rights) to receive one-fourth (1/4) of a Class A Share, subject to adjustments as described in the Registration Statement, upon consummation of an initial business combination by the Company in the proposed public offering; (ii) all Class A Shares and Rights issued as part of the Units; (iii) all Class A Shares underlying those Rights comprised in such Units (which together constitute all of the Class A Shares or entitlements or rights to acquire the same in the Company being registered pursuant to the Registration Statement); and (iv) up to 258,750 Class A Shares to be issued to Maxim Partners LLC and/or its designees (the Representative Shares). This opinion is given in accordance with the terms of the legal matters section of the Registration Statement.

1.2	All capitalised terms used in this opinion have the respective meanings set forth in the Registration Statement, except to the extent that a contrary indication or definition appears in this opinion or any Schedule. References herein to a Schedule are references to a schedule to this opinion.

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen's Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Michael Snape Justin Davis	Florence Chan* Lin Han† Cecilia Li** Rachel Huang** Richard Bennett**‡ James Bergstrom‡ Marcus Leese‡	* admitted in New Zealand † admitted in New York ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

2	Documents examined

2.1	For the purposes of giving this opinion, we have examined originals or copies of the Registration Statement listed in Part A of Schedule 1 (the Registration Statement). In addition, we have examined copies of the corporate and other documents and conducted the searches listed in Part B of Schedule 1.

2.2	We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

3	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 2 without having carried out any independent investigation or verification in respect of those assumptions.

4	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 3 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company is a company duly incorporated with limited liability under the BVI Business Companies Act, 2004 (the BCA), and is validly existing and in good standing under the laws of the British Virgin Islands. It is a separate legal entity and subject to suit in its own name and has the capacity to sue in its own name.

Corporate power

(b)	The Company has all requisite capacity and power to exercise its rights and perform its obligations in relation to the Offering as described in the Registration Statement and to perform its obligations and exercise its rights thereunder.

Authorisation and Issue of Underlying Securities

(c)	The Class A Shares included in the Units and the Representative Shares which are to be offered and sold by the Company as contemplated by the Registration Statement have been duly authorised for issue and, when issued by the Company against payment in full of the consideration in accordance with the terms described in the Registration Statement, the terms in the underwriting agreement as referred to within the Registration Statement and the Company’s then effective memorandum and articles of association, and duly registered in the Company’s register of members, will be validly issued, fully paid and non-assessable.

(d)	Any Class A Shares which are to be issued pursuant to the Rights, in each case when the rights are exchangeable under the terms of the rights agreement as described in the Registration Statement, have been duly authorised for issue and, when issued by the Company in accordance with the terms of that same rights agreement and in accordance with the Company's then effective memorandum and articles of association, and duly registered in the company's register of members, will be, subject to payment of the exchange price therefor under the terms of the Rights (as applicable), validly issued, fully paid and non-assessable.

No conflict

(e)	The performance of the Company's obligations in respect of the Offering as described in the Registration Statement do not and will not conflict with or result in any breach of:

(i)	the Company's memorandum and articles of association (as described in the Registration Statement); or

(ii)	any law of the British Virgin Islands applicable to the Company.

No litigation revealed

(f)	Based solely on our review of the Court Records (as defined in Part B of Schedule 1), no litigation was pending against the Company in the High Court of the British Virgin Islands.

No winding-up or insolvency proceedings revealed

(g)	Based solely on our review of the Public Records (as defined in Part B of Schedule 1), no currently valid order or resolution for the winding-up of the Company and no current notice of appointment of a receiver in the British Virgin Islands over the Company, or any of its assets, appears on the records maintained by the Registry of Corporate Affairs in the British Virgin Islands or the High Court of the British Virgin Islands (in each case to the extent those records are revealed by the Public Records) in respect of the Company.

5	Limitations

5.1	We offer no opinion:

(a)	in relation to the laws of any jurisdiction other than the British Virgin Islands (and we have not made any investigation into such laws) and we express no opinion as to the meaning, validity, or effect of references in the Registration Statement to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the British Virgin Islands;

(b)	in relation to any representation or warranty made or given by the Company in the Registration Statement or, save as expressly set out herein, as to whether the Company will be able to perform its obligations under the Registration Statement; or

(c)	as to the commerciality of the transactions envisaged in the Registration Statement or, save as expressly stated in this opinion, whether the Registration Statement and the transactions envisaged therein achieve the commercial, tax, legal, regulatory or other aims of the parties to the Registration Statement.

6	Governing law of this opinion

6.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the British Virgin Islands;

(b)	limited to the matters expressly stated herein; and

(c)	confined to, and given on the basis of, the laws and practice in the British Virgin Islands at the date hereof.

6.2	Unless otherwise indicated, all references in this opinion to specific British Virgin Islands legislation shall be to such legislation as amended to, and as in force at, the date hereof.

7	Who can rely on this opinion

7.1	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities” and "Legal Matters" of the Registration Statement. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the US Securities Act or the Rules and Regulations of the SEC thereunder.

Yours faithfully

Ogier

Schedule 1

Documents examined

1	The Registration Statement.

2	The constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands on 21 December 2023 (the Company Registry Records).

3	The public information revealed from a search of the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and of the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System (the High Court Database) by the Registry of the High Court of the Virgin Islands on 21 December 2023 (the Court Records, together with the Company Registry Records, the Public Records).

4	The register of directors of the Company provided to us on 15 December 2023 (the Register of Directors).

5	The register of members of the Company provided to us on 21 December 2023 (the Register of Members)

6	The certificate of incumbency issued by the Registered Agent of the Company dated 21 December 2023 (the Certificate of Incumbency).

7	Written resolutions of the sole director of the Company dated 21 December 2023 approving, inter alia, the Registration Statement (the Director Resolutions).

8	The memorandum and articles of association of the Company dated 20 April 2021 (the Memorandum and Articles of Association).

9	The draft amended and restated articles of association of the Company appended to the Registration Statement to be adopted by the Company with effect from the closing of the Offering.

Schedule 2

Assumptions

Assumptions of general application

1	All original documents examined by us are authentic and complete.

2	All copy documents and counterparts of documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	Signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	The information and each of the Registration Statement disclosed by the Public Records was and is accurate, up-to-date and remains unchanged as at the date hereof and there is no information or document which has been delivered for registration, or which is required by the laws of the British Virgin Islands to be delivered for registration, which was not included and available for inspection in the Public Records.

5	Each of the Certificate of Incumbency and the Register of Directors is accurate and complete as at the date of this opinion.

6	The Director Resolutions remain in full force and effect, and the sole director of the Company acted honestly, in good faith, for a proper purpose and in what the director believed to be the best interests of the Company and in doing so exercised the care, diligence and skill that a reasonable director would exercise in the same circumstances

Status, authorisation and execution

7	All parties to the Registration Statement other than the Company (and other than any party that is an individual) are duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws.

8	All parties to the Registration Statement other than the Company, have the capacity, power and authority to enter into the Registration Statement to which it is a party and to exercise its rights and perform its obligations under the Registration Statement.

9	The Registration Statement will be in materially the same form as the last draft examined by us.

10	The Registration Statement will be duly authorised by or on behalf of all parties to it in accordance with all applicable laws (other than, in the case of the Company, the laws of the British Virgin Islands).

11	No director of the Company has a financial interest in or other relationship to a party to the transaction contemplated by the Registration Statement except as expressly disclosed in the Registration Statement and the Director Resolutions.

12	All signatures and seals on all documents are genuine and authentic.

13	The maximum number of Class A Shares to be issued by the Company would not exceed the Company's maximum authorised number of Class A Shares.

Illegality

14	There is nothing under any law (other than the laws of the British Virgin Islands) that would or might affect the opinions herein and, specifically, we have made no enquiry as to the laws or public policies of the State of New York.

15	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the British Virgin Islands. In particular, but without limitation to the previous sentence, the laws or public policies of any jurisdiction other than the British Virgin Islands will not adversely affect the capacity or authority of the Company.

16	There are no agreements, documents or arrangements (other than the Registration Statement expressly referred to herein as having been examined by us) which materially affect, amend, modify, prevent or inhibit the Registration Statement or the transactions contemplated thereunder or restrict the powers and authority of the sole director of the Company or the Company itself in any way.

Approvals, consents and filings

17	The Company does not carry on any activities (other than as a consequence of performing its obligations under the Registration Statement) which would require it to be licensed under British Virgin Islands financial services legislation.

No British Virgin Islands establishment

18	No party to the Registration Statement (other than the Company) will enter into or administer the transactions contemplated by the Registration Statement through a branch or office in the British Virgin Islands.

Economic Substance

19	The Company is not resident for tax purposes in a jurisdiction outside the British Virgin Islands and is therefore a legal entity within the scope of the Economic Substance (Companies and Limited Partnerships) Act, 2018 (the Substance Act), but the Company is not undertaking a relevant activity for the purposes of the Substance Act or, if the Company does undertake or proposes to undertake a relevant activity of a type described in the Substance Act, the Company has taken appropriate steps to comply with the economic substance requirements applicable to that activity under the Substance Act.

No interest in land in the British Virgin Islands

20	The Company is not a land owning company for the purposes of Section 242 of the BCA meaning that neither it nor any of its subsidiaries has an interest in any land in the British Virgin Islands.

Schedule 3

Qualifications

Good Standing

1	Under the BCA an annual fee must be paid in respect of the Company to the Registry of Corporate Affairs in the British Virgin Islands. Failure to pay the annual fees by the relevant due date will render the Company liable to a penalty fee in addition to the amount of the outstanding fees. If the license fee remains unpaid from the due date, the Company will be liable to be struck off the Register of Companies.

2	Under the BCA the register of directors must be filed by the Company at the Registry of Corporate Affairs. Failure to make this filing will render the Company liable to a penalty fee and if the filing is not made within the requisite time period, the Company will be liable to be struck off the Register of Companies.

3	For the purposes of this opinion "in good standing" means only that as of the date of this opinion the Company is up-to-date with the payment of its annual fee to the Registry of Corporate Affairs under the BCA and in relation to its filing of its register of directors with the Registry of Corporate Affairs. We have made no enquiries into the Company's good standing with respect to any other filings or payment of fees, or both, that it may be required to make under the laws of the British Virgin Islands other than the BCA. We have made no enquiries into whether the copy of the register of directors filed at the Registry of Corporate Affairs matches the details set out on the Certificate of Incumbency.

Public Records

4	The Public Records and our searches thereof may not reveal the following:

(a)	in the case of the Company Registry Records, details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search;

(b)	in the case of the Court Records, details of proceedings which have been filed but not actually entered in the High Court Database at the time of our search;

(c)	whether an application for the appointment of a liquidator or a receiver has been presented to the High Court of the British Virgin Islands or whether a liquidator or a receiver has been appointed out of court, or whether any out of court dissolution, reconstruction or reorganisation of the Company has been commenced; or

(d)	any originating process (including an application to appoint a liquidator) in respect of the Company in circumstances where the High Court of the British Virgin Islands has prior to the issuance of such process ordered that such process upon issuance be anonymised (whether on a temporary basis or otherwise), and the following points should also be noted:

(e)	the Court Records reflect the information accessible remotely on the High Court Database, we have not conducted a separate search of the underlying Civil Cause Book (the Civil Cause Book) or the Commercial Cause Book (the Commercial Cause Book) at the Registry of the High Court of the British Virgin Islands. Although the High Court Database should reflect the content of the Civil Cause Book and the Commercial Cause Book, neither the High Court Database nor the Civil Cause Book or Commercial Cause Book is updated every day, and for that reason neither facility can be relied upon to reveal whether or not a particular entity is a party to litigation in the British Virgin Islands;

(f)	the High Court Database is not updated if third parties or noticed parties are added to or removed from the proceedings after their commencement; and

(g)	while it is a requirement under Section 118 of the Insolvency Act that notice of the appointment of a receiver be registered with the Registry of Corporate Affairs, however, it should be noted that failure to file a notice of appointment of a receiver does not invalidate the receivership but gives rise to penalties on the part of the receiver and the absence of a registered notice of appointment of a receiver is not conclusive as to there being no existing appointment of a receiver in respect of the Company or its assets.